Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
7/22/2014	Investors: Kathy Martin, 630-623-7833
Media: Heidi Barker, 630-623-3791
McDONALD'S REPORTS SECOND QUARTER 2014 RESULTS
OAK BROOK, IL - McDonald's Corporation today announced results for the second quarter ended June 30, 2014, reflecting higher revenues and earnings per share for the quarter.
“The McDonald’s System is committed to creating the best experience for our customers by offering great-tasting food and beverages and a memorable and contemporary experience,” said McDonald's President and Chief Executive Officer Don Thompson. “During the quarter, we evolved our strategic Plan to Win framework to enhance our focus on the customer through insights, planning and actions. To reignite momentum over the next 18 months, we're focused on fortifying the foundational elements of our business by concentrating our efforts on compelling value, marketing and operations excellence to become a more relevant and trusted brand.”
Second Quarter results included:

•	Global comparable sales were relatively flat, reflecting higher average check and negative guest traffic in all major segments

•	Consolidated revenues increase of 1% (1% in constant currencies), benefiting from expansion

•	Consolidated operating income was flat (decrease of 1% in constant currencies)

•	Diluted earnings per share of $1.40, an increase of 1% (1% in constant currencies), benefiting from a decrease in diluted weighted average shares outstanding

•	Returned $1.6 billion to shareholders through dividends and share repurchases, in connection with our $18-$20 billion, 3-year cash return target
In the U.S., second quarter comparable sales decreased 1.5% while operating income rose 1%. Results for the quarter reflected negative comparable guest traffic amid ongoing broad-based challenges. Looking ahead, McDonald’s U.S. is intent on strengthening the overall customer experience to effectively position the segment for long-term growth. Key areas of focus include service excellence, enhanced marketing, and value, core menu and breakfast daypart initiatives.
In Europe, comparable sales declined 1.0% and operating income was flat (decrease of 4% in constant currencies) for the second quarter. The U.K. and France delivered solid comparable sales and operating income results for the quarter. Germany's quarterly performance reflected ongoing weakness. Emphasis on compelling premium menu offers, renewed focus on core menu and value options, and the roll-out of blended ice beverages in several markets supported the quarter’s performance.
APMEA's (Asia/Pacific, Middle East and Africa) second quarter comparable sales increased 1.1%, reflecting strong comparable sales performance in China, as well as positive performance in many other markets. Results were impacted by continued weakness in Japan. APMEA's second quarter operating income declined 2% (increase of 1% in constant currencies). Enhanced value offerings, locally-relevant product promotions, convenience initiatives and new store development were positive contributors to the segment’s results.
Pete Bensen, McDonald’s Chief Financial Officer noted, “McDonald’s underlying financial strength and our ability to build long-term shareholder value have been hallmarks of our strategic plan. In keeping with this discipline, during the quarter we announced plans to return $18-$20 billion to shareholders through a combination of dividends and share repurchases between 2014 and 2016. This cash return target reflects a 10-20% increase over the amount of cash returned in the prior 3-year period and is based on several ongoing factors, including the significant free cash flow generated from our operations, as well as the use of cash proceeds from debt additions and refranchising of at least 1,500 restaurants. These actions are a testament to our commitment to enhancing shareholder value.”

Don Thompson concluded, “Overall, 2014 is a year of strengthening the foundational elements of our business that are critical to enabling and advancing our longer-term strategies. Heading into 2014, we acknowledged that we did not expect any material changes to the operating environment this year. As such, full year 2014 global comparable sales are expected to be relatively similar to year-to-date June performance, with July global comparable sales expected to be negative. While near-term results are expected to remain muted, sizable growth opportunities remain, and we are committed to pursuing these opportunities through continuous improvement in everything we do - from the food we serve, to our engagement with our customers, to the management of our financial resources.”
KEY HIGHLIGHTS - CONSOLIDATED
Dollars in millions, except per share data

	Quarters Ended June 30,				Six Months Ended June 30,
	2014	2013	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2014	2013	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
Revenues	$7,181.7	$7,083.8	1%	1%	$13,882.0	$13,689.1	1%	2%
Operating income	2,189.0	2,197.7	0	(1)	4,125.0	4,147.2	(1)	0
Net income	1,387.1	1,396.5	(1)	(1)	2,591.9	2,666.7	(3)	(2)
Earnings per share-diluted*	$1.40	$1.38	1%	1%	$2.61	$2.64	(1)%	0%

*	Foreign currency translation had a positive impact of $0.01 on diluted earnings per share for the quarter and negative impact of $0.02 for the six months ended June 30, 2014.
THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE
Comparable sales represent sales at all restaurants and comparable guest counts represent the number of transactions at all restaurants, whether operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction and natural disasters. Comparable sales exclude the impact of currency translation. Comparable sales are driven by changes in guest counts and average check, which is affected by changes in pricing and product mix. Typically, pricing has a greater impact on average check than product mix. Management reviews the increase or decrease in comparable sales and comparable guest counts compared with the same period in the prior year to assess business trends. The number of weekdays and weekend days, referred to as the calendar shift/trading day adjustment, can impact comparable sales and guest counts. In addition, the timing of holidays can impact comparable sales and guest counts.
Information in constant currency is calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation and bases incentive compensation plans on these results because they believe this better represents the Company's underlying business trends.
RELATED COMMUNICATIONS
This press release should be read in conjunction with Exhibit 99.2 in the Company's Form 8-K filing for supplemental information related to the Company's results for the quarter ended June 30, 2014.
McDonald's Corporation will broadcast its investor conference call live over the Internet at 10:00 a.m. Central Time on July 22, 2014. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast and podcast available for a limited time.
The Company plans to release July 2014 sales information on August 8, 2014.
ABOUT McDONALD’S
McDonald’s is the world’s leading global foodservice retailer with over 35,000 locations serving approximately 70 million customers in over 100 countries each day. More than 80% of McDonald’s restaurants worldwide are owned and operated by independent local business men and women.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company's filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K.

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data
Quarters Ended June 30,	2014	2013	Inc/ (Dec)
Revenues
Sales by Company-operated restaurants	$4,785.9	$4,761.4	$24.5	1%
Revenues from franchised restaurants	2,395.8	2,322.4	73.4	3

TOTAL REVENUES	7,181.7	7,083.8	97.9	1

Operating costs and expenses
Company-operated restaurant expenses	3,969.8	3,919.5	50.3	1
Franchised restaurants—occupancy expenses	427.6	399.1	28.5	7
Selling, general & administrative expenses	629.2	607.0	22.2	4
Other operating (income) expense, net	(33.9)	(39.5)	5.6	15
Total operating costs and expenses	4,992.7	4,886.1	106.6	2

OPERATING INCOME	2,189.0	2,197.7	(8.7)	0

Interest expense	137.9	129.8	8.1	6
Nonoperating (income) expense, net	(20.4)	8.0	(28.4)	n/m

Income before provision for income taxes	2,071.5	2,059.9	11.6	1
Provision for income taxes	684.4	663.4	21.0	3

NET INCOME	$1,387.1	$1,396.5	$(9.4)	(1)%

EARNINGS PER SHARE-DILUTED	$1.40	$1.38	$0.02	1%

Weighted average shares outstanding-diluted	993.2	1,008.7	(15.5)	(2)%
n/m Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data
Six Months Ended June 30,	2014	2013	Inc/ (Dec)
Revenues
Sales by Company-operated restaurants	$9,276.4	$9,206.8	$69.6	1%
Revenues from franchised restaurants	4,605.6	4,482.3	123.3	3

TOTAL REVENUES	13,882.0	13,689.1	192.9	1

Operating costs and expenses
Company-operated restaurant expenses	7,736.9	7,645.5	91.4	1
Franchised restaurants—occupancy expenses	844.7	794.3	50.4	6
Selling, general & administrative expenses	1,249.6	1,203.5	46.1	4
Other operating (income) expense, net	(74.2)	(101.4)	27.2	27
Total operating costs and expenses	9,757.0	9,541.9	215.1	2

OPERATING INCOME	4,125.0	4,147.2	(22.2)	(1)

Interest expense	273.4	257.9	15.5	6
Nonoperating (income) expense, net	(3.2)	12.6	(15.8)	n/m

Income before provision for income taxes	3,854.8	3,876.7	(21.9)	(1)
Provision for income taxes	1,262.9	1,210.0	52.9	4

NET INCOME	$2,591.9	$2,666.7	$(74.8)	(3)%

EARNINGS PER SHARE-DILUTED	$2.61	$2.64	$(0.03)	(1)%

Weighted average shares outstanding-diluted	994.6	1,009.9	(15.3)	(2)%
n/m Not meaningful

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